Exhibit 99.1
                                                                    ------------

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Marcam Corporation:


We have audited the accompanying combined balance sheets of MAPICS, Inc. as of September 30, 1995 and 1996 and March 31, 1997 and the related combined statements of operations, divisional equity, and cash flows for each of the three years in the period ended September 30, 1996 and for the six months ended March 31, 1997. These financial statements are the responsibility of MAPICS, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of MAPICS, Inc. as of September 30, 1995 and 1996 and March 31, 1997, and the combined results of its operations and its cash flows for each of the three years in the period ended September 30, 1996 and for the six months ended March 31, 1997, in conformity with generally accepted accounting principles.





                                                  COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 3, 1997

                                  MAPICS, INC.

                            Combined Balance Sheets
                                (In thousands)




                                                                     As of September 30,    As of March 31,
                                                                    ---------------------   ----------------
                                                                     1995        1996           1997
  ASSETS
Current assets:
 Cash   .........................................................   $   226     $   378         $   852
 Accounts receivable, net of allowances of $1,626 in 1995,
  $1,240 in 1996 and $1,466 in 1997 (Note 3)   ..................    20,416      20,518          21,141
 Prepaid expenses and other current assets  .....................       369         487           1,032
                                                                    --------    --------        --------
    Total current assets  .......................................    21,011      21,383          23,025
Property and equipment, net (Note 4)  ...........................     1,755       2,992           2,813
Computer software costs, net (Note 5)    ........................    12,495      15,705          15,741
Other intangible assets, net (Notes 7 and 13)  ..................     5,965       5,325           5,067
                                                                    --------    --------        --------
    Total assets    .............................................   $41,226     $45,405         $46,646
                                                                    ========    ========        ========
 LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
 Accounts payable   .............................................   $ 3,659     $ 5,308         $ 4,412
 Accrued expenses and other current liabilities (Note 6)   ......    10,673      11,457          11,415
 Deferred revenue   .............................................    15,206      18,563          21,197
                                                                    --------    --------        --------
    Total current liabilities   .................................    29,538      35,328          37,024
Deferred income taxes (Note 8)  .................................       196         884             394
                                                                    --------    --------        --------
    Total liabilities  ..........................................    29,734      36,212          37,418
Commitments and contingencies (Note 9)   ........................        --          --              --
Divisional equity   .............................................    11,492       9,193           9,228
                                                                    --------    --------        --------
    Total liabilities and divisional equity    ..................   $41,226     $45,405         $46,646
                                                                    ========    ========        ========




The accompanying notes are an integral part of the combined financial statements.

                                  MAPICS, INC.

                       Combined Statements of Operations
                     (In thousands, except per share data)




                                                                                       Six months ended
                                                 Years ended September 30,                March 31,
                                            -----------------------------------   --------------------------
                                             1994        1995          1996          1996           1997
                                                                                  (unaudited)
Revenues:
 License   ..............................   $33,410     $42,745         $45,341      $20,501          $25,328
 Services  ..............................    19,373      26,553          32,261       15,343           18,837
                                            --------    --------     ----------      --------      ----------
   Total revenues   .....................    52,783      69,298          77,602       35,844           44,165
                                            --------    --------     ----------      --------      ----------
Operating expenses:
 Cost of license revenues    ............     3,280       5,689           6,913        3,026            4,129
 Cost of services revenues   ............     5,428       7,567           9,499        4,573            5,301
 Selling and marketing    ...............    17,765      24,780          27,851       13,028           14,834
 Product development   ..................     6,692       7,432           6,398        3,122            4,969
 General and administrative  ............     4,810       5,384           5,965        2,212            4,360
                                            --------    --------     ----------      --------      ----------
   Total operating expenses  ............    37,975      50,852          56,626       25,961           33,593
                                            --------    --------     ----------      --------      ----------
Income before income tax expense   ......    14,808      18,446          20,976        9,883           10,572
Income tax expense  .....................     4,641       7,112           8,076        3,805            4,071
                                            --------    --------     ----------      --------      ----------
Net income    ...........................   $10,167     $11,334         $12,900      $ 6,078           $6,501
                                            ========    ========     ==========      ========      ==========
Pro forma net income per common
 share (Note 2) (unaudited)  ............                                 $0.72                         $0.35
                                                                     ==========                    ==========
Pro forma weighted average number of
 common and common equivalent
 shares outstanding (Note 2)
 (unaudited)  ...........................                                17,899                        18,705
                                                                     ==========                    ==========




The accompanying notes are an integral part of the combined financial statements.

                                  MAPICS, INC.

                    Combined Statements of Divisional Equity
                                (In thousands)




                                                                                               Six months
                                                                                                 ended
                                                         Years ended September 30,             March 31,
                                               ---------------------------------------------   ------------
                                                  1994            1995            1996           1997
Balance, beginning of period ...............    $   21,271      $   17,091      $   11,492      $   9,193
 Net income   ..............................        10,167          11,334          12,900          6,501
 Net transfers to Marcam Corporation  ......       (14,347)        (16,933)        (15,199)        (6,466)
                                                ----------      ----------      ----------      ---------
Balance, end of period .....................    $   17,091      $   11,492      $    9,193      $   9,228
                                                ==========      ==========      ==========      =========




The accompanying notes are an integral part of the combined financial statements.

                                  MAPICS, INC.

                       Combined Statements of Cash Flows
                                (In thousands)




                                                                                                       Six months
                                                                                                          ended
                                                               Years ended September 30,                March 31,
                                                         -------------------------------------- -------------------------
                                                            1994         1995         1996          1996         1997
                                                                                                (unaudited)
Cash flows from operating activities:
 Net income   ..........................................  $  10,167    $  11,334    $  12,900     $  6,078     $  6,501
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation  .......................................        545          709          954          375          660
   Amortization  .......................................      2,353        3,248        3,788        1,936        2,328
   Provision for bad debts   ...........................          6          939          399           73          611
   Deferred income taxes  ..............................      1,110          737          688          323         (490)
   Changes in operating assets and liabilities, net
    of effects of acquisition:
    Accounts receivable   ..............................       (788)      (5,302)        (501)       4,447       (1,234)
    Prepaid expenses and other assets ..................       (418)         239         (118)         (69)        (266)
    Accounts payable   .................................        576          383        1,071         (513)        (896)
    Accrued expenses and other current liabilities      .     2,725        4,988          784       (2,999)         (42)
    Deferred revenue   .................................      4,143        5,466        3,357        2,982        2,634
                                                          ---------    ---------    ---------     --------     --------
    Net cash provided by operating activities  .........     20,419       22,741       23,322       12,633        9,806
                                                          ---------    ---------    ---------     --------     --------
Cash flows from investing activities:
 Purchases of property and equipment  ..................       (979)        (623)      (1,613)        (466)        (481)
 Additions to computer software costs    ...............     (4,795)      (5,516)      (6,358)      (3,973)      (2,385)
                                                          ---------    ---------    ---------     --------     --------
    Net cash used for investing activities  ............     (5,774)      (6,139)      (7,971)      (4,439)      (2,866)
                                                          ---------    ---------    ---------     --------     --------
Cash flows from financing activities:
 Net transfers to Marcam Corporation  ..................    (14,347)     (16,483)     (15,199)      (7,947)      (6,466)
                                                          ---------    ---------    ---------     --------     --------
    Net cash used for financing activities  ............    (14,347)     (16,483)     (15,199)      (7,947)      (6,466)
                                                          ---------    ---------    ---------     --------     --------
Net increase in cash   .................................        298          119          152          247          474
Cash at beginning of period  ...........................       (191)         107          226          226          378
                                                          ---------    ---------    ---------     --------     --------
Cash at end of period  .................................  $     107    $     226    $     378     $    473     $    852
                                                          =========    =========    =========     ========     ========


The accompanying notes are an integral part of the combined financial statements.

                                 MAPICS, INC.

                     Notes to Combined Financial Statements

(1) BASIS OF PRESENTATION

     (a) The Distribution

     On April 28, 1997, the Board of Directors of Marcam Corporation authorized management to proceed with the separation of Marcam Corporation into two publicly traded corporations. Marcam Corporation intends to spin off in a tax-free distribution the portion of its business relating to its PRISM, Protean and Avantis product lines. The separation into two independent, publicly traded companies is designed to enable each to better focus on its core markets, to better serve existing customers and to finance its business. Marcam Corporation will change its name to MAPICS, Inc. ("MAPICS") and will continue the operations relating to the MAPICS product lines.


     In connection with the separation, Marcam Corporation will transfer to a newly formed corporation, Marcam Solutions, Inc. ("Marcam Solutions"), the business, assets and liabilities relating to its PRISM, Protean and Avantis product lines and will commit to contribute certain amounts of cash to Marcam Solutions, as represented by a note. The note will be paid with a portion of the proceeds from a proposed offering of common stock of MAPICS or a debt financing which would be consummated in lieu of or in combination with the proposed public offering. All of the shares of common stock of Marcam Solutions will be distributed (the "Distribution") by means of a distribution to stockholders of Marcam Corporation. Subsequent to the Distribution, MAPICS will be the legal entity that will continue to conduct the operations relating to Marcam Corporation's MAPICS product lines. However, for accounting purposes, due to the relative significance of the PRISM, Protean and Avantis product lines, the Distribution will be recorded as a disposal of the MAPICS product lines in the historical consolidated financial statements of Marcam Corporation and in the future financial statements of Marcam Solutions.

     The Distribution will be subject to final approval by the Board of Directors of Marcam Corporation, approval by the stockholders of Marcam Corporation, and the receipt of a favorable ruling from the Internal Revenue Service that, except as provided therein, the Distribution will qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), or, at the option of the Board of Directors of Marcam Corporation, an opinion of special tax counsel and Marcam Corporation's independent accountants to the effect that, except as provided therein, such distribution should qualify as a tax-free distribution under Section 355 of the Code.


     These combined financial statements have been prepared using Marcam Corporation's historical basis in the assets and liabilities and historical results of operations related to the MAPICS product lines. These combined financial statements generally reflect the financial position, results of operations, and cash flows of MAPICS as if it were a separate entity for all periods presented. Certain costs and expenses presented in these financial statements have been allocated based on management's estimates of the cost of services provided to MAPICS by Marcam Corporation. Management believes that these allocations are reasonable. However, the financial information included herein may not necessarily reflect the combined financial position, results of operations, and cash flows of MAPICS in the future, or what they would have been had MAPICS been a separate entity during the periods presented.


     Prior to the Distribution, Marcam Corporation (to be renamed MAPICS) intends to enter into various agreements with Marcam Solutions providing for the separation of the product lines and governing various ongoing relationships between the two companies, in accordance with the terms described in Note 15.


     (b) Nature of the Business


     MAPICS is a leading provider of enterprise resource planning (ERP) software applications for mid-size manufacturing enterprises worldwide. MAPICS' products provide an integrated and function-rich ERP solution with the breadth and depth of applications to manage an entire manufacturing enterprise. The MAPICS XA product line currently consists of 44 integrated application modules in the areas of Engineering and Cost Management, Market and Demand Management, Plant Operations and Logistics Management, Production Resource Planning, Financial Management and Measurements and Cross Applications Solutions. MAPICS also provides services to customers in the form of product support. The primary geographic markets of MAPICS include North America, Europe, the Middle East, Africa, Latin America and Asia Pacific.

                                 MAPICS, INC.

(2) SIGNIFICANT ACCOUNTING POLICIES

     (a) Use of Estimates by Management

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates included in these financial statements are the valuation of capitalized software, intangible assets and accounts receivable and the allocation of corporate expenses from Marcam Corporation. Actual results may differ from estimates.

     (b) Revenue Recognition

     MAPICS recognizes revenues from the licensing of its software upon the signing of license agreements, delivery of the software and determination that collection of the related receivable is probable. Under the terms of the MAPICS license agreements, the customer is responsible for installation and training. At the time MAPICS recognizes revenues from the licensing of software, no significant vendor obligations remain, and the costs of insignificant obligations, if any, are accrued.

     MAPICS recognizes services revenues from its periodic license fees ratably over the terms of the license agreements. The periodic license fee, which is typically payable annually in advance, entitles the customer to continue using the software and to receive certain support services.

     Generally, revenues from the licensing of products through third-party representatives are included in revenues, and related commissions are included in selling and marketing expenses. In certain situations, however, revenues from affiliates are recorded as royalties in license revenues (See Note 14).

     (c) Concentrations of Credit Risk

     Financial instruments which potentially expose MAPICS to concentrations of credit risk consist primarily of trade accounts receivable. MAPICS provides credit, in the normal course of business, to various types and sizes of manufacturers located throughout the world. As a result, concentration of credit risk with respect to trade receivables is not significant.

     (d) Property and Equipment

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method based upon the following estimated useful lives:


 Furniture and fixtures   ......   4 years
 Computer equipment    .........   4 years
 Leasehold improvements   ......   Shorter of lease term or useful life of asset

     (e) Computer Software Costs


     MAPICS charges all costs of establishing technological feasibility of computer software products to product development expense as they are incurred. Thereafter, computer software costs are capitalized and reported at the lower of unamortized cost or net realizable value. Computer software costs include in-house software development costs and the costs incurred to translate software into various foreign languages. Amortization of computer software costs commences upon general release of the product to customers and is computed on a product-by-product basis using the greater of the amount determined using (a) the ratio that current period gross revenues bear to the total of current and anticipated future gross revenues or (b) the straight-line method over the estimated economic life of the product (generally five years). Amortization of capitalized software costs is charged to cost of license revenues. Capitalized software is subject to rapid technological obsolescence and, as a result, amortization periods could ultimately shorten to reflect changes in technology in the future. In fiscal 1997, MAPICS changed the estimated useful life of its 1997 and future translation expenditures from five years to two years. This change in estimate decreased net income by approximately $230,000 for the six months ended March 31, 1997.

                                 MAPICS, INC.

     (f) Other Intangible Assets

     Other intangible assets represent intangible assets that are being amortized to cost of license revenues using the straight-line method over the estimated lives of the intangibles. The installed customer base and affiliate network is amortized over fifteen years; trade names, trademarks and goodwill are amortized over ten years.

     MAPICS evaluates the net realizable value of capitalized software costs and other intangibles on a quarterly basis using undiscounted cash flows. Its review of intangible assets includes an analysis of past operating results, business plans and budgets related to recoverability of the specific assets.

     (g) Foreign Currency Translation

     The majority of foreign revenues of MAPICS are denominated in local currencies. The functional currency for each of the MAPICS foreign operations is generally its local currency. Assets and liabilities of foreign operations are translated into U.S. dollars at period-end rates of exchange. Revenues and expenses are translated into U.S. dollars at the average rates for the periods. The resultant translation gains and losses are immaterial for all periods presented. Foreign currency transaction gains and losses and the effects of exchange rate changes on cash are immaterial for all periods presented.

     (h) Income Taxes

     Historically, the operations represented by MAPICS have been included in the consolidated U.S. Federal and certain state and foreign income tax returns filed by Marcam Corporation. Income tax expense has been calculated on a separate-return basis. Income taxes paid on behalf of MAPICS are included in divisional equity. After the Distribution, MAPICS will file separate income tax returns.

     Pursuant to the anticipated Tax Sharing Agreement between Marcam Corporation and Marcam Solutions and after the Distribution, MAPICS will be entitled to utilize certain tax attributes (principally federal, state and foreign net operating loss carryforwards) of Marcam Corporation.


     (i) Divisional Equity

     Divisional equity includes accumulated retained earnings, net transfers to Marcam Corporation and current period income.

     (j) Unaudited pro forma net income per share

     Unaudited pro forma net income per share gives effect to the Distribution. The calculation of pro forma weighted average number of shares outstanding includes (i) the weighted average number of common shares outstanding of Marcam Corporation (11,384,000 shares and 11,459,000 shares, respectively, for the year ended September 30, 1996 and for the six months ended March 31, 1997),
(ii) the weighted average number of common equivalent shares from the assumed exercise of dilutive stock options, warrants and convertible preferred stock of Marcam Corporation (2,801,000 shares and 3,532,000 shares, respectively, for the year ended September 30, 1996 and for the six months ended March 31, 1997), and (iii) the number of shares of common stock from the proposed offering of MAPICS common stock whose proceeds are deemed to be used to pay the capital contribution of $39,000,000 to Marcam Solutions, based on an assumed offering price of $10.50 per share (3,714,000 shares for the year ended September 30, 1996 and for the six months ended March 31, 1997) (See Note 9). Pro forma fully diluted net income per share does not differ materially from reported pro forma primary net income per share.


     (k) Allocated Costs

     Expenses have been allocated based on a variety of methods depending on the nature of the expense. Such allocation methods include proportional MAPICS product revenue to total Marcam Corporation revenue, headcount equivalents and management estimates. These amounts approximate management's estimates of Marcam Corporation's corporate costs to support the MAPICS-related operations. An allocation of corporate marketing expenses, corporate product development expenses, and corporate administrative functions (including data services, employee benefits, legal, insurance, accounting and other corporate overhead) has been included in the selling and marketing, product development, and general and administrative operating expenses in the combined statements of operations.

                                 MAPICS, INC.

     (l) Interim Period Financial Statements


     The interim combined financial statements and related footnote information for the six months ended March 31, 1996 are unaudited. In the opinion of management, the interim combined financial statements contain all adjustments of a normal recurring nature which are necessary to present fairly the interim financial position of MAPICS and its interim results of operations and cash flows. Results of operations and cash flows for the six months ended March 31, 1997 are not necessarily indicative of operating results for the entire year.


     (m) New Accounting Pronouncements

     In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), was issued which will require MAPICS to elect either expense recognition under SFAS 123 or its disclosure-only alternative for stock-based employee compensation. The expense recognition provision encouraged by SFAS 123 would require fair-value based financial accounting to recognize compensation expense for employee stock compensation plans. MAPICS has determined that it will elect the disclosure-only alternative. MAPICS will be required to disclose the pro forma net income and pro forma net income per share in the notes to the financial statements using the fair-value based method beginning in fiscal 1997 after the Distribution, with comparable disclosures for fiscal 1996. MAPICS has not determined the impact that these pro forma adjustments will have on its net income or income per share.

     In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), was issued which will require MAPICS to present basic and diluted earnings per share (EPS). Basic EPS, which replaces primary EPS, excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS under existing rules. SFAS 128 requires restatement of all prior period earnings per share data presented. MAPICS will adopt SFAS 128 as of October 1, 1998 and has not yet determined the impact of the adoption of this standard.


(3) ALLOWANCE FOR DOUBTFUL ACCOUNTS


     MAPICS provides reserves for customer receivable balances which are considered potentially uncollectible. The allowance for doubtful accounts amounted to $733,000, $1,626,000, $1,240,000 and $1,466,000 at September 30,
1994, 1995 and 1996 and March 31, 1997, respectively. The provision charged to bad debt expense, which is included in general and administrative expenses, was $6,000, $939,000 and $399,000 for fiscal 1994, 1995 and 1996, respectively, and was $611,000 for the six months ended March 31, 1997. Write-offs against the allowance were $458,000, $46,000 and $785,000 for fiscal 1994, 1995 and 1996, respectively, and were $385,000 for the six months ended March 31, 1997.

                                 MAPICS, INC.

(4) PROPERTY AND EQUIPMENT


     Property and equipment consist of the following (in thousands):



                                                              September 30,          March 31,
                                                              -------------          ---------
                                                         1995           1996           1997
  Furniture and fixtures    ........................    $      99      $     106     $    138
  Computer equipment  ..............................        3,101          5,285        5,710
  Leasehold improvements    ........................           25             25           49
                                                        ---------      ---------     ---------
                                                            3,225          5,416        5,897
  Accumulated depreciation and amortization   ......       (1,470)        (2,424)      (3,084)
                                                        ---------      ---------     ---------
                                                        $   1,755      $   2,992     $  2,813
                                                        =========      =========     =========


(5) COMPUTER SOFTWARE COSTS


     Computer software costs capitalized during fiscal years 1994, 1995 and 1996 amounted to $4,795,000, $5,516,000 and $6,358,000, respectively, and during the six months ended March 31, 1997, amounted to $2,385,000. Amortization of computer software costs during those periods was approximately $1,553,000, $2,448,000, $3,148,000, and $2,070,000, respectively. These combined financial statements reflect a reduction of $1,050,000 in net capitalized software costs at September 30, 1995 as a result of purchase accounting adjustments described in Note 13 and reflect the reclassification of $279,000 of capitalized software costs to other assets in the six months ended March 31, 1997. Accumulated amortization at September 30, 1995, September 30, 1996 and March 31, 1997 totaled $2,754,000, $5,902,000 and $7,972,000, respectively.


(6) ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES


     Accrued expenses and other current liabilities consist of the following (in thousands):



                                                      September 30,       March 31,
                                                      -------------       ---------
                                                   1995        1996        1997
  Accrued commissions and royalties   .........   $ 5,949     $ 5,556       $ 7,077
  Accrued payroll and related expenses   ......       274       1,642         1,632
  Accrued sales and other taxes    ............       407         530           722
  Other    ....................................     4,043       3,729         1,984
                                                  --------    --------     --------
                                                  $10,673     $11,457       $11,415
                                                  ========    ========     ========

                                 MAPICS, INC.

(7) OTHER INTANGIBLE ASSETS

     Other intangible assets consist of the following (in thousands):



                                                                  September 30,          March 31,
                                                                  -------------          ---------
                                                             1995           1996           1997
  Installed customer base and affiliate network   ......    $   6,034      $   6,034     $  6,034
  Trade names and trademarks    ........................        1,712          1,712        1,712
  Goodwill    ..........................................          286            286          286
                                                            ---------      ---------     ---------
                                                                8,032          8,032        8,032
  Accumulated amortization   ...........................       (2,067)        (2,707)      (2,965)
                                                            ---------      ---------     ---------
                                                            $   5,965      $   5,325     $  5,067
                                                            =========      =========     =========


(8) INCOME TAXES

     The components of the provision for income taxes are as follows (in thousands):



                                                        Six months ended
                         Years ended September 30,        March 31,
                         -------------------------        ---------
                       1994       1995       1996            1997
  Federal:
   Current    ......     $2,742     $4,743     $5,547       $ 3,527
   Deferred   ......        978        653        610          (434)
                        -------    -------    -------       -------
    Total  .........      3,720      5,396      6,157         3,093
                        -------    -------    -------       -------
  State:
   Current    ......        736      1,398      1,415           745
   Deferred   ......        131         84         78           (56)
                        -------    -------    -------       -------
    Total  .........        867      1,482      1,493           689
                        -------    -------    -------       -------
  Foreign:
   Current    ......         54        234        426           289
   Deferred   ......         --         --         --            --
                        -------    -------    -------       -------
    Total  .........         54        234        426           289
                        -------    -------    -------       -------
  Total    .........     $4,641     $7,112     $8,076       $ 4,071
                        =======    =======    =======       =======

                                 MAPICS, INC.

     The components of income from domestic and foreign operations before provision for income taxes are as follows (in thousands):



                                                          Six months
                                                            ended
                          Years ended September 30,       March 31,
                          -------------------------       ---------
                       1994        1995        1996         1997
  Domestic   ......   $14,760     $18,137     $20,766       $10,274
  Foreign    ......        48         309         210           298
                      --------    --------    --------      --------
   Total  .........   $14,808     $18,446     $20,976       $10,572
                      ========    ========    ========      ========


     The effective income tax rates of 31.3%, 38.6% and 38.5% for the years ended September 30, 1994, 1995 and 1996, respectively, and 38.5% for the six months ended March 31, 1997, differ from the expected income taxes for those periods calculated by applying the federal statutory rate of 35.0% to income before income taxes for the years ended September 30, 1994, 1995 and 1996 and the six months ended March 31, 1997 as follows (in thousands):



                                                                                            Six months
                                                                                              ended
                                                         Years ended September 30,          March 31,
                                                         ------------------------           ---------
                                                    1994          1995          1996          1997
  Expected tax   ..............................    $ 5,183       $ 6,456       $ 7,342        $ 3,701
  Benefit of net operating losses  ............       (169)           --            --             --
  State taxes, net  ...........................        610           992           998            429
  Research and experimentation credits   ......       (737)         (423)         (413)          (159)
  Other    ....................................       (246)           87           149            100
                                                   -------       -------       -------        -------
                                                   $ 4,641       $ 7,112       $ 8,076        $ 4,071
                                                   =======       =======       =======        =======


     Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the net deferred income tax liability at September 30, 1995 and 1996 and March 31, 1997 relate to the following (in thousands):



                                                     September 30,          March 31,
                                                     -------------          ---------
                                                1995           1996            1997
  Deferred tax assets:
   Deferred revenue   .....................    $     334      $     411      $    451
   Allowance for doubtful accounts   ......          469            229           450
   Intangible assets  .....................           71             --            --
   Other  .................................           41            267           718
                                               ---------      ---------      ---------
   Total deferred tax assets   ............          915            907         1,619
                                               ---------      ---------      ---------
  Deferred tax liabilities:
   Capitalized software  ..................       (1,044)        (1,034)         (867)
   Intangible assets  .....................           --           (737)       (1,143)
   Other  .................................          (67)           (20)           (3)
                                               ---------      ---------      ---------
   Total deferred tax liabilities    ......       (1,111)        (1,791)       (2,013)
                                               ---------      ---------      ---------
   Net deferred tax liabilities   .........    $    (196)     $    (884)     $   (394)
                                               =========      =========      =========

                                 MAPICS, INC.

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. As a result of its evaluation, management has recorded no valuation allowance.


     Pursuant to the anticipated Tax Sharing Agreement between Marcam Corporation and Marcam Solutions and upon the effectiveness of the Distribution, MAPICS will become entitled to utilize certain tax attributes of Marcam Corporation. As of September 30, 1996, those attributes include net operating loss carryforwards of approximately $42 million, foreign tax credit carryforwards of approximately $4 million and research and experimentation credit carryforwards of approximately $3 million. Such carryforwards expire between 1997 and 2012. The utilization of net operating loss carryforwards will be limited on an annual basis due to changes in ownership of Marcam Corporation. Management does not believe that this limitation will have a significant impact on the amount of taxes to be paid in the future.



(9) COMMITMENTS AND CONTINGENCIES

Lease Commitments

     MAPICS leases certain equipment and office space under noncancelable agreements and leases which expire at various dates through 2001. Future minimum lease payments under noncancelable operating leases at September 30, 1996 were as follows (in thousands):


Year ending September 30:
  1997    ...........................   $1,161
  1998    ...........................      584
  1999    ...........................      166
  2000    ...........................       11
  2001    ...........................        5
                                        -------
Total minimum lease payments   ......   $1,927
                                        =======

     Total rental expense charged to operations was $926,000, $1,033,000 and $1,133,000 for fiscal years 1994, 1995 and 1996, respectively, and $533,000 for the six months ended March 31, 1997.


Capitalization of Marcam Solutions/Marcam Corporation Debt (Unaudited)

     Prior to the Distribution, MAPICS intends to contribute to Marcam Solutions a promissory note, the maximum amount of which may be $39.0 million. In addition, at the time of the Distribution, MAPICS will assume the $25.0 million 9.82% subordinated notes due 2001 issued by Marcam Corporation. Both of these liabilities are currently expected to be repaid, in whole or in part, with proceeds from a proposed offering of common stock of MAPICS. If the offering is unsuccessful or delayed, MAPICS will be required to seek alternative sources to finance these expected obligations.


Litigation

     MAPICS is subject to legal proceedings and claims which arise in the normal course of business. While the outcome of these matters cannot be predicted with certainty, management does not believe the outcome of any of these legal matters will have a material adverse effect on the financial position or results of operations of MAPICS.

     MAPICS will be indemnified for future claims arising from Marcam Corporation's PRISM, Protean and Avantis product lines and related activities in accordance with the agreements to be entered into with Marcam Solutions as described in Note 15.

                                 MAPICS, INC.

(10) EMPLOYEE STOCK OPTION PLANS


     Under Marcam Corporation's stock plans, certain employees and officers have been granted incentive stock options and non-qualified stock options. At September 30, 1996, options for the purchase of 2,109,000 shares of Marcam Corporation common stock were outstanding, of which options for 623,000 shares were exercisable, with option prices ranging from $1.00 to $29.25 per share. Of those options, MAPICS employees held 213,000, of which 96,000 shares were exercisable, with option prices ranging from $1.50 to $22.50 per share. At March 31, 1997, options for the purchase of approximately 2,664,000 shares of Marcam Corporation common stock were outstanding, of which options for 874,000 shares were exercisable, with option prices ranging from $1.00 to $29.25 per share. Of those options, MAPICS employees held approximately 357,000, of which 124,000 shares were exercisable, with option prices ranging from $1.50 to $22.50 per share.


     Promptly following the Distribution, outstanding awards under the Marcam Corporation stock plans held by Marcam Corporation employees will be adjusted so as to represent two separately exercisable options--one to purchase common stock of MAPICS and one to purchase common stock of Marcam Solutions. Each of the two options will have the same ratio of the exercise price per option to the market value per share, the same vesting provisions, option periods and other terms and conditions and, in aggregate, the same difference between market value and exercise price as reflected in the original Marcam Corporation option.


(11) EMPLOYEE BENEFIT PLAN

     Certain employees of MAPICS in the United States are eligible to participate in Marcam Corporation's sponsored profit sharing retirement plan established under the provisions of Internal Revenue Code Section 401(k). The expenses of MAPICS related to this plan which are included in the statements of operations amounted to $0, $77,000 and $110,000 for the fiscal years ended September 30, 1994, 1995, and 1996, respectively, and $85,000 for the six-month period ended March 31, 1997.


(12) MAJOR CUSTOMERS AND GEOGRAPHIC INFORMATION

     MAPICS had no customers which accounted for 10% or more of total revenues in fiscal years 1995 and 1996 or in the six months ended March 31, 1996 and 1997. In fiscal 1994, International Business Machines Corporation accounted for 12% of total revenues (See Note 14.)

     MAPICS markets its products worldwide. Revenues are grouped into three main geographic segments: U.S., Europe and All Other. Financial data by geographic area is as follows (in thousands):

                                 MAPICS, INC.

                                                 U.S.     Europe   All Other   Elimination    Total
                                                 ----     ------   ---------   -----------    -----
Fiscal year 1994
----------------
  Net sales to unaffiliated customers   ......   $41,210   $ 5,273   $6,300      $     --    $52,783
  Transfers between geographic areas    ......       965        --       --          (965)        --
                                                --------  --------   -------     --------    --------
  Total revenues   ...........................    42,175     5,273    6,300          (965)    52,783
                                                --------  --------   -------     --------    --------
  Net income    ..............................     5,356     1,375    1,608         1,828     10,167
  Identifiable assets    .....................    32,041     3,489      862            --     36,392

Fiscal year 1995
----------------
  Net sales to unaffiliated customers   ......   $50,934   $10,419   $7,945      $     --    $69,298
  Transfers between geographic areas    ......     1,538        --       --        (1,538)        --
                                                --------  --------   -------     --------    --------
  Total revenues   ...........................    52,472    10,419    7,945        (1,538)    69,298
                                                --------  --------   -------     --------    --------
  Net income (loss)   ........................     9,669       458    2,623        (1,416)    11,334
  Identifiable assets    .....................    34,765     4,841    1,620            --     41,226

Fiscal year 1996
----------------
  Net sales to unaffiliated customers   ......   $56,546   $14,311   $6,745      $     --    $77,602
  Transfers between geographic areas .........     1,816        --       --        (1,816)        --
                                                --------  --------   -------     --------    --------
  Total revenues   ...........................    58,362    14,311    6,745        (1,816)    77,602
                                                --------  --------   -------     --------    --------
  Net income (loss)   ........................    10,058     2,197      938          (293)    12,900
  Identifiable assets ........................    37,876     4,789    2,740            --     45,405

Six months ended March 31,1997
------------------------------
  Net sales to unaffiliated customers   ......   $32,450   $ 9,447   $2,268      $     --    $44,165
  Transfers between geographic areas    ......     1,114        --       --        (1,114)        --
                                                --------  --------   -------     --------    --------
  Total revenues   ...........................    33,564     9,447    2,268        (1,114)    44,165
                                                --------  --------   -------     --------    --------
  Net income (loss)   ........................     5,641       702      255           (97)     6,501
  Identifiable assets    .....................    37,459     5,156    4,031            --     46,646



(13) RELATIONSHIP WITH MARCAM CORPORATION

     An allocation of corporate marketing expenses, corporate product development expenses, and corporate administrative functions (including data services, employee benefits, legal, insurance, accounting and other corporate overhead) has been included in the selling and marketing, product development, and general and administrative operating expenses in the combined statements of operations and is presented in the following table. Certain general and administrative and selling and marketing expenses, which were specifically identified by product line in fiscal 1995 and 1996, were not directly identified by product line or function in fiscal 1994. Management has estimated those fiscal 1994 expenses attributable to the MAPICS-related business, and has presented those expenses as corporate allocations in the following table.

     The amounts allocated to MAPICS in each of the periods presented are as follows (in thousands):

                                                                            Six months ended
                                          Years ended September 30,            March 31,
                                          -------------------------            ---------
                                        1994       1995       1996         1996         1997
                                                                         (unaudited)
  Selling and marketing  ............     $5,219     $  223     $  213      $  102       $134
  Product development    ............        207        221        239         117         --
  General and administrative   ......      2,794      2,030      2,412       1,204      1,415

                                 MAPICS, INC.

     Net transfers to Marcam Corporation, included in divisional equity, includes net cash transfers to Marcam Corporation, amounts due to Marcam Corporation for services and other charges, and income taxes paid on behalf of MAPICS by Marcam Corporation. No interest has been charged to MAPICS related to these transactions or to any debt held by Marcam Corporation. The weighted average balance due to (from) Marcam Corporation was $16,901,000, $1,261,000, $(14,806,000) and $(25,638,000) for the years ended September 30, 1994, 1995 and 1996 and for the six months ended March 31, 1997, respectively. The activity in the net transfers to Marcam Corporation account, included in divisional equity, is summarized below.

                                                                                                         Six months
                                                                                                           ended
                                                                    Years ended September 30,            March 31,
                                                                    -------------------------            ---------
                                                              1994           1995           1996           1997
  Marcam Corporation services and other charges   ......    $   8,220      $  2,474       $   2,864      $   1,549
  Domestic and foreign income taxes   ..................        4,641         7,112           8,076          4,071
  Non-cash purchase accounting adjustments  ............           --          (450)             --             --
  Cash transfers, net  .................................      (27,208)      (26,069)        (26,139)       (12,086)
                                                            ---------      ---------      ---------      ----------
  Net transfers to Marcam Corporation    ...............    $ (14,347)     $(16,933)      $ (15,199)     $  (6,466)
                                                            =========      =========      =========      ==========

     On February 26, 1993, Marcam Corporation acquired the exclusive worldwide marketing rights to the MAPICS product line for 25 years. Marcam Corporation also acquired the option to purchase the MAPICS product line and certain related intellectual property rights. As part of the acquisition of the marketing rights, Marcam Corporation expensed $5,568,000 of in-process research and development costs and recorded $10,699,000 of intangible assets acquired. These amounts have been reflected in the combined financial statements of MAPICS.

     On September 29, 1995, Marcam Corporation acquired all of the outstanding stock of the company which owned the MAPICS product line. As part of the acquisition, certain non-cash balance sheet adjustments were recorded by Marcam Corporation which have been reflected in the combined financial statements of MAPICS. The adjustments consist of the following (in thousands):

          Reduction of net computer software costs      $   1,050
          Reduction of payables  .....................     (1,500)
                                                        ---------
          Net adjustment   ...........................  $    (450)
                                                        =========

(14) RELATED PARTY TRANSACTIONS

     MAPICS has a number of marketing and product development relationships with International Business Machines Corporation ("IBM"). IBM has purchased licenses for MAPICS products for internal use, as well as for marketing purposes. MAPICS has purchased certain services, equipment and software licenses from IBM.

     Under various agreements with MAPICS and its representatives, IBM markets MAPICS products in cooperation with MAPICS and its subsidiaries or representatives in several countries. In each case, MAPICS or its representative pays IBM a fee for marketing MAPICS products when a sale is made with IBM's assistance. The fee is calculated as a percentage of the license fees received by MAPICS and varies based on the agreement's specific territories. MAPICS paid IBM aggregate fees of $1,453,000, $198,000 and $0 in fiscal years 1994, 1995 and 1996, respectively, and $0 in the six-month period ended March 31, 1997.

     MAPICS recorded royalties from IBM of approximately $5,675,000, $2,614,000 and $604,000 in fiscal years 1994, 1995 and 1996, respectively, and $265,000, in the six-month period ended March 31, 1997 relating to sales of MAPICS products.

     MAPICS also licenses products and provides services to IBM in the ordinary course of business. During fiscal years 1994, 1995 and 1996, MAPICS recognized an aggregate of approximately $700,000, $185,000 and $409,000,

                                 MAPICS, INC.

respectively, and during the six-month period ended March 31, 1997 recognized $236,000 from licensing products and providing services to IBM. IBM also sells products and provides services, including distribution and translation services, to MAPICS in the ordinary course of business.

     Total revenues that were derived from transactions with IBM were $6,375,000, $2,799,000 and $1,013,000 for fiscal 1994, 1995 and 1996, respectively, and $501,000 for the six-month period ended March 31, 1997.


(15) SUBSEQUENT EVENTS (Unaudited)

     Agreements with Marcam Solutions

     Distribution Agreement. Prior to the completion of the Distribution, Marcam Corporation (to be renamed MAPICS) and Marcam Solutions will enter into a Distribution Agreement. Pursuant to the Distribution Agreement, subject to limited exceptions, the two companies are required to indemnify each other and each other's directors, officers, employees, agents and representatives for liabilities under federal or state securities laws that are a result of the offering and the Distribution. The Distribution Agreement also provides that each party thereto will indemnify the other party thereto and its directors, officers, employees, agents and representatives for liabilities that may be incurred by the indemnified party relating to, resulting from or arising out of
(i) the business, operations or assets conducted or owned or formerly conducted or owned by the indemnifying party and its subsidiaries, or (ii) the failure by the indemnifying party to comply with any other agreements executed in connection with the Distribution or the offering. In addition, the Distribution Agreement provides that each will indemnify the other party and its directors, officers, employees, agents and representatives for any liabilities resulting from or arising out of certain acts, failures to act or the provision of incorrect factual information by the indemnifying party in connection with the IRS private letter ruling request that cause the Distribution to be taxable to the indemnified party or its stockholders. The ancillary agreements to be executed in connection with the Distribution include a General Services Agreement and a Tax Sharing Agreement. With respect to matters governed by the General Services Agreement, the relationship between MAPICS and Marcam Solutions is intended to continue in a manner generally consistent with past practices. Management believes that the expected charges in accordance with these agreements are fair and reasonable.

     General Services Agreement. The General Services Agreement will provide that Marcam Solutions and MAPICS will provide to each other from time to time, upon request, certain routine and ordinary corporate services, including financial, accounting, administrative, tax, and legal services. For these services, the party providing such services will be reimbursed for its costs, including the pro rata costs of its employees performing such services and allocable overhead, on a per diem basis.

     Tax Sharing Agreement. Prior to completion of the Distribution, Marcam Corporation (to be renamed MAPICS) and Marcam Solutions intend to enter into a Tax Sharing Agreement that defines the parties rights and obligations with respect to certain tax liabilities and refunds of taxes relating to Marcam Corporation's business for periods ending on or prior to the date of the Distribution. In general, pursuant to the Tax Sharing Agreement, Marcam Solutions shall be responsible for certain state, local and foreign taxes for periods ending on or before the date of the Distribution (and shall be entitled to refunds with respect to such taxes), and MAPICS shall be responsible for all other taxes for such periods (and shall be entitled to refunds with respect to such taxes). In addition, under the Tax Sharing Agreement, MAPICS shall be liable for any taxes arising out of the Distribution. The Tax Sharing Agreement further provides for cooperation with respect to certain tax matters, the exchange of information and the retention of records.

     Line of Credit

     In connection with the Distribution, MAPICS will assume Marcam Corporation's $20,000,000 revolving credit facility and be obligated to repay any indebtedness outstanding under this credit facility. Borrowing availability under this facility is limited to 80% of qualifying accounts receivable, and borrowings bear interest at a designated prime rate plus 1% per annum. This credit facility will expire on August 31, 1997 and, after the Distribution, will be collateralized by liens on substantially all of MAPICS' assets. Additionally, this credit facility will contain

                                 MAPICS, INC.

covenants which, among other things, impose certain limitations or prohibitions on MAPICS with respect to additional indebtedness, liens and capital leases; the payment of dividends on, and the redemption or repurchase of, capital stock of MAPICS; investments and acquisitions; the merger or consolidation of MAPICS with any person or entity and the disposition of any of the property or assets of MAPICS.



(16) SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

     The following quarterly information is unaudited and, in the opinion of management, includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the operating results for each quarter.



                                              First     Second    Third     Fourth
                                             Quarter   Quarter   Quarter   Quarter    Year
                                             -------   -------   -------   -------    ----
                                                              (In thousands)
1995:
   Revenues   .............................. $17,213   $15,358   $15,303   $21,424   $69,298
   Income before income tax expense   ......   5,744     4,040     3,502     5,160    18,446
   Net income    ...........................   3,529     2,482     2,152     3,171    11,334

1996:
   Revenues   .............................. $18,623   $17,221   $18,128   $23,630   $77,602
   Income before income tax expense   ......   5,037     4,846     4,594     6,499    20,976
   Net income    ...........................   3,098     2,980     2,826     3,996    12,900

1997:
   Revenues   .............................. $23,379   $20,786
   Income before income tax expense   ......   5,793     4,779
   Net income    ...........................   3,563     2,938